UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2007

TERRESTAR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33546	93-0976127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12010 Sunset Hills Road, 9th Floor Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 703-483-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into Material Definitive Agreement.

On October 22, 2007, TerreStar Networks Inc. (“TerreStar”), a majority-owned subsidiary of TerreStar Corporation (formerly Motient Corporation), entered into a Master Services Agreement with Bechtel Communications, Inc. (“Bechtel”). Under the agreement, which has an effective date of October 18, 2007, Bechtel will provide services related to site acquisition and construction of TerreStar’s terrestrial network (“Radio Access Network” or “RAN”) in the Baltimore / Washington D.C. area. Bechtel will also provide program management services coordinating the overall installation and commissioning activities of TerreStar’s other vendors involved in the RAN deployment. TerreStar expects to purchase approximately $76 million worth of Bechtel’s services under this agreement over the next 24 months. TerreStar has the right to terminate this agreement at anytime by paying for the work completed at the time of termination and reimbursing Bechtel certain out-of-pocket expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRESTAR CORPORATION

	By:	/s/ Jeffrey W. Epstein
Jeffrey W. Epstein
General Counsel and Secretary

Date: October 26, 2007